UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2016
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 21, 2016, Idaho Power Company ("Idaho Power") filed an application with the Idaho Public Utilities Commission ("IPUC") requesting authorization to (a) accelerate depreciation for the North Valmy coal-fired power plant, to allow the plant to be fully depreciated by December 31, 2025, (b) establish a balancing account to track the incremental costs and benefits associated with the accelerated depreciation date, and (c) adjust customer rates to recover the associated incremental annual levelized revenue requirement of $28.5 million (the "Accelerated Depreciation Schedule"). On the same date, Idaho Power also filed an application with the IPUC requesting approval to institute revised depreciation rates for Idaho Power's electric plant-in-service and adjust Idaho jurisdictional base rates by $6.7 million to reflect the revised depreciation rates ("Revised Depreciation Rates").

The Accelerated Depreciation Schedule and Revised Depreciation Rates will not be effective unless and until approved by order of the IPUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  October 21, 2016
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer